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                                                                    EXHIBIT 10.7


                       CYBEX COMPUTER PRODUCTS CORPORATION

                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

         THIS EMPLOYMENT AND NONCOMPETITION AGREEMENT (the "Agreement") is made and entered into as of July 1, 1999, by and among Cybex Computer Products International, LTD, an Irish Single Member Company (the "Employer"); Cybex Computer Products Corporation, an Alabama corporation (the "Employer"); and Kieran MacSweeney (the "Employee").

                                    RECITALS

         WHEREAS, the Employer is a wholly owned subsidiary of Cybex engaged in the business of developing, producing, and marketing keyboard, video monitor, and mouse switch and extension products for use in the computer industry; and

         WHEREAS, the Employer desires to employ the Employee and the Employee is willing to accept such employment by the Employer, on the terms and subject to the conditions set forth in this Agreement.

                                    AGREEMENT

         THE PARTIES HERETO AGREE AS FOLLOWS:

1. DUTIES. During the term of this Agreement, the Employee agrees to be employed by and to serve the Employer as President of Cybex Computer Products International, Ltd., and the Employer agrees to employ and retain the Employee in such capacities. The Employee shall devote such of his business time, energy and skill to the affairs of the Employer as shall be necessary to perform the duties of the President of Cybex Computer Products International, Ltd.. The Employee shall report to the President of Cybex Computer Products Corporation and to the Board of Directors of Cybex and at all times during the term of this Agreement shall have powers and duties at least commensurate with his position as President of Cybex Computer Products International, Ltd.. The Employee's principal place of business with respect to his services to the Employer shall be within the proximity of Shannon, Ireland.

2.                TERM OF EMPLOYMENT.

                           2.1      DEFINITIONS. For purposes of this Agreement
the following terms shall have the following meanings:

                                    (a)     "TERMINATION FOR CAUSE"  shall mean
termination by the Employer of the Employee's employment by the Employer by reason of the Employee's willful dishonesty towards, fraud upon, or deliberate injury or attempted injury to, the Employer or by reason of the Employee's willful material breach of this Agreement which has resulted in material injury to the Employer.

                                    (b)     "TERMINATIONS OTHER THAN FOR CAUSE"
shall mean termination by the Employer of the Employee's employment by the Employer (other than in a Termination for Cause) and shall include constructive termination of the Employee's employment by reason of material breach of this Agreement by the Employer, such constructive termination to be effective upon thirty (30) days written notice from the Employee to the Employer of such constructive termination.

                                    (c)     "VOLUNTARY TERMINATION" shall mean
termination by the

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Employee of the Employee's employment by the Employer other than (i)
constructive termination as described in subsection 2.1(b), (ii) "Termination Upon a Change in Control," and (iii) termination by reason of the Employee's disability or death as described in Sections 2.5 and 2.6.

                                    (d)     "TERMINATION UPON A CHANGE IN
CONTROL" shall mean a termination by the Employee of the Employee's employment with the Employer following a "Change in Control."

                                    (e)      "CHANGE IN CONTROL" shall mean any
one of the following events:

(i) Any person (other than an existing member of the Board of Directors of Employer) acquires beneficial ownership of Employer securities and is or thereby becomes a beneficial owner of securities entitling such person to exercise twenty-five percent (25%) or more of the combined voting power of Employer then outstanding stock. For purposes of this Agreement, "beneficial ownership" shall be determined in accordance with Regulation 13D under the Securities Exchange Act of 1934, or any similar successor regulation or rule; and the term "person" shall include any natural person, corporation, partnership, trust or association, or any group or combination thereof, whose ownership of Employer securities would be required to be reported under such Regulation 13D, or any similar successor regulation or rule.

(ii) Within any twenty-four (24) month period, individuals who were Directors of Employer at the beginning of such period, together with any other Directors first elected as directors of Employer pursuant to nominations approved or ratified by at least two-thirds (2/3) of the Directors in office immediately prior to such respective elections, cease to constitute a majority of the Board of Directors of Employer.

(iii)    Employer's stockholders approve:

(1) any consolidation or merger of Employer in which Employer is not the continuing or surviving corporation or pursuant to which shares of Employer common stock would be converted into cash, securities or other property, other than a merger or consolidation of Employer in which the holders of Employer's common stock immediately prior to the merger or consolidation have substantially the same proportionate ownership and voting control of the surviving corporation immediately after the merger or consolidation; or

(2.)     any sale, lease, exchange, liquidation or other transfer (in one transaction or a series of transactions) of all or substantially all of the assets of Employer.

Notwithstanding subparagraphs (e)(iii)(1) and (e)(iii)(2) above, the term "Change in Control" shall not include a consolidation, merger, or other reorganization if upon consummation of such transaction all of the outstanding voting stock of Employer is owned, directly or indirectly, by a holding company, and the holders of Employer's common stock immediately prior to the transaction have substantially the same proportionate ownership and voting control of the holding company.

                           2.2      BASIC TERM. The term of employment of the
Employee by the Employer shall be for the period beginning on July 1, 1999 and ending on March 31, 2004, unless terminated earlier pursuant to this Section 2. At any time before March 31, 2004, the Employer and the Employee may by mutual written agreement extend the Employee's employment under the terms of this Agreement for such additional periods as they may agree.

                           2.3      TERMINATION FOR CAUSE. Termination For Cause
may be effected by the
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Employer at any time during the term of this Agreement and shall be effected by thirty (30) days written notification to the Employee from the Board of Directors of the Employer stating the reason for termination. Upon Termination For Cause, the Employee immediately shall be paid all accrued salary, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                           2.4      TERMINATION OTHER THAN FOR CAUSE.
Notwithstanding anything else in this Agreement, the Employer may effect a Termination Other Than For Cause at any time upon giving thirty (30) days written notice to the Employee of such termination. Upon any Termination Other Than For Cause, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.2, but no other compensation or reimbursement of any kind.

                           2.5      TERMINATION BY REASON OF DISABILITY.  If,
during the term of this Agreement, the Employee, in the reasonable judgment of the Board of Directors of the Employer, has failed to perform his duties under this Agreement on account of illness or physical or mental incapacity, and such illness or incapacity continues for a period of more than six (6) consecutive months, the Employer shall have the right to terminate the Employee's employment hereunder by delivery of written notice to the Employee at any time after such six month period and payment to the Employee of all accrued salary, bonus compensation in an amount equal to the average annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under Employer's stock option plans), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, with the exception of medical and dental benefits which shall continue through the expiration of this Agreement, but the Employee shall not be paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                           2.6      TERMINATION BY REASON OF DEATH.  In the
event of the Employee's death during the term of this Agreement, the Employee's employment shall be deemed to have terminated as of the last day of the month during which his death occurs and the Employer shall pay to his estate or such beneficiaries as the Employee may from time to time designate all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under Employer's stock option plans), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but the Employee's estate shall not be

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paid any other compensation or reimbursement of any kind, including without limitation, severance compensation.

                           2.7      VOLUNTARY TERMINATION.  Notwithstanding
anything else in this Agreement, the Employee may effect a Voluntary Termination at any time upon giving thirty (30) days written notice to the Employer of such termination. In the event of a Voluntary Termination, the Employer shall immediately pay all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans, accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, but no other compensation or reimbursement of any kind, including without limitation, severance compensation.

                           2.8      TERMINATION UPON A CHANGE IN CONTROL.  In
the event of a Termination Upon a Change in Control, the Employee shall immediately be paid all accrued salary, bonus compensation to the extent earned, vested deferred compensation, if any, (other than pension plan or profit sharing plan benefits which will be paid in accordance with the applicable plan), any benefits under any plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans (including accelerated vesting of any awards granted to the Employee under the Employer's stock option plans), accrued vacation pay and any appropriate business expenses incurred by the Employee in connection with his duties hereunder, all to the date of termination, and all severance compensation provided in Section 4.1, but no other compensation or reimbursement of any kind.

         3.       SALARY, BENEFITS AND BONUS COMPENSATION.

                           3.1      BASE SALARY.  As payment for the services to
be rendered by the Employee as provided in Section 1 and subject to the terms and conditions of Section 2, the Employer agrees to pay to the Employee a "Base Salary" at the rate of US$125,000.00 per annum, payable in equal bi-weekly installments. The Base Salary for each year will be converted, on the anniversary date each year, to Irish Pounds based on the existing US$/IEP exchange rate on that date. The exchange rate on July 1, 1999 is .759071 IEP to the Dollar. Therefore, the base salary for year one shall be IEP 94,883.88. It is intended that the base salary will not be adversely affected from year to year due to the exchange rates. The Base Salary for each year (or proration thereof) beginning April 1, 2000, shall be determined by the Compensation Committee of Cybex, which shall authorize an increase in the Employee's Base Salary in an amount which, at a minimum, shall be equal to the cumulative cost-of-living increment on the Base Salary as reported in the "Consumer Price Index, Huntsville, Alabama, All Items," published by the U.S. Department of Labor (using January 1, 1999, as the base date for computation). The Employee's Base Salary shall be reviewed annually by the Compensation Committee of Cybex.

                           3.2 BONUSES. The Employee shall be eligible to
receive a bonus for each year (or portion thereof) during the term of this Agreement and any extensions thereof, with the actual amount of any such bonus to be determined in the sole discretion of the Board of Directors of Cybex based upon its evaluation of the Employee's performance during such year. All such bonuses shall be payable during the last month of the fiscal year or within forty-five (45) days after the end of the fiscal year to which such bonus relates. All such bonuses shall be reviewed annually by the Compensation Committee of Cybex.

                           3.3      ADDITIONAL BENEFITS.  During the term of
this Agreement, the Employee

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shall be entitled to the following fringe benefits:

                                   (a)    THE EMPLOYEE BENEFITS.  The Employee
shall be eligible to participate in such of the Employer's benefits and deferred compensation plans as are now generally available or later made generally available to executive officers of the Employer, including, without limitation, Employer's stock option plans, pension schemes, profit sharing plans, annual physical examinations, dental and medical plans, personal catastrophe and disability insurance, retirement plans and supplementary executive retirement plans, if any. For purposes of establishing the length of service under any benefit plans or programs of the Employer, the Employee's employment with the Employer will be deemed to have commenced on the date that Employee first commenced employment with the Employer.

                                   (b)    VACATION.  The Employee shall be
entitled to vacation in accordance with the Employer's vacation policy but in no event less than three weeks during each year of this Agreement.

                                   (c)    LIFE INSURANCE.  For the term of
this Agreement and any extensions thereof, the Employer shall at its expense procure and keep in effect term life insurance on the life of the Employee, payable to such beneficiaries as the Employee may from time to time designate, in an aggregate amount equal to the lesser of (i) four times the Employee's Base Salary or (ii) a maximum amount of $500,000. Such policy shall be owned by the Employee or by any person or entity with an insurable interest in the life of the Employee.


                                   (d)    REIMBURSEMENT FOR EXPENSES. During
the term of this Agreement, the Employer shall reimburse the Employee for reasonable and properly documented out-of-pocket business and/or entertainment expenses incurred by the Employee in connection with his duties under this Agreement.

                                   (e)    AUTO ALLOWANCE. The employee shall
be provided an auto allowance in the amount of IEP 12,000, annually. This amount will be paid in equal installments. The auto allowance for each year (or proration thereof), beginning April 1,2000, shall be determined in similar manner to that of the Base Salary.

                                   (f)    PENSION SCHEME, EMPLOYER CONTRIBUTION.
In addition to the benefits of the Employee contribution to the Employer pension scheme, the Employer shall contribute a percentage of the Employee's salary to the pension scheme. For the first year the percentage contribution is ten percent. Beginning April 1, 2000, the contribution shall be determined in similar manner to that of the Base Salary.
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         4.       SEVERANCE COMPENSATION.

                  4.1 SEVERANCE COMPENSATION IN THE EVENT OF A TERMINATION UPON A CHANGE IN CONTROL. In the event the Employee's employment is terminated in a Termination Upon a Change in Control, the Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) for a period of 12 months from the date of termination of this Agreement, on the dates specified in Section 3.1, and an amount equal to the average annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination. Notwithstanding anything in this Section 4.1 to the contrary, the Employee may in the Employee's sole discretion, by delivery of a notice to the Employer within thirty (30) days following a Termination Upon a Change in Control, elect to receive from the Employer a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this Section
4.1. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate of 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Employer shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Employer of the Employee's election. The Employee shall also be entitled to an accelerated vesting of any awards granted to the Employee under Employer's stock option plans. The Employee shall be provided with medical plan benefits under any health plans of the Employer in which the Employee is a participant to the full extent of the Employee's rights under such plans for a period of 12 months from the date of termination of this Agreement; provided, however, that the benefits under any such plans of the Employer in which the Employee is a participant, including any such perquisites, shall cease upon employment by a new employer.

                  4.2 SEVERANCE COMPENSATION IN THE EVENT OF A TERMINATION OTHER THAN FOR CAUSE. In the event the Employee's employment is terminated in a Termination Other Than for Cause, the Employee shall be paid as severance compensation his Base Salary (at the rate payable at the time of such termination) for a period of 12 months from the date of such termination, on the dates specified in Section 3.1, and an amount equal to the average annual bonus earned by the Employee in the two (2) years immediately preceding the date of termination. Notwithstanding anything in this Section 4.2 to the contrary, the Employee may in the Employee's sole discretion, by delivery of a notice to the Employer within thirty (30) days following a Termination Other Than for Cause, elect to receive from the Employer a lump sum severance payment by bank cashier's check equal to the present value of the flow of cash payments that would otherwise be paid to the Employee pursuant to this Section 4.2. Such present value shall be determined as of the date of delivery of the notice of election by the Employee and shall be based on a discount rate equal to the interest rate on 90-day U.S. Treasury bills, as reported in the Wall Street Journal (or similar publication), on the date of delivery of the election notice. If the Employee elects to receive a lump sum severance payment, the Employer shall make such payment to the Employee within ten (10) days following the date on which the Employee notifies the Employer of the Employee's election. The Employee shall also be entitled to an accelerated vesting of any awards granted to the Employee under Employer's stock option plans.

                  4.3 NO SEVERANCE COMPENSATION UNDER OTHER TERMINATION. In the event of a Voluntary Termination, Termination For Cause, termination by reason of the Employee's disability pursuant to Section 2.5, or termination by reason of the Employee's death pursuant to Section 2.6, the Employee or his estate shall not be paid any severance compensation.

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         5.       NON-COMPETITION OBLIGATIONS. Unless waived or reduced by the
Company, during the term of this Agreement and for a period of 12 months thereafter, Employee will not, without the Employer's prior written consent, directly or indirectly, alone or as a partner, joint venturer, officer, director, employee, consultant, agent, independent contractor or stockholder of any company or business, engage in any business activity in the United States, Canada or Europe which is substantially similar to or in direct competition with any of the business activities of or services provided by the Employer at such time. Notwithstanding the foregoing, the ownership by the Employee of not more than five percent (5%) of the shares of stock of any corporation having a class of equity securities actively traded on a national securities exchange or on The Nasdaq Stock Market shall not be deemed, in and of itself, to violate the prohibitions of this Section 5.

         6.       MISCELLANEOUS.

                  6.1 PAYMENT OBLIGATIONS. If litigation after a Change in Control shall be brought to enforce or interpret any provision contained herein, the Employer, to the extent permitted by applicable law and the Employer's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, hereby indemnifies the Employee for the Employee's reasonable attorneys' fees and disbursements incurred in such litigation.

                  6.2 GUARANTEE. Cybex hereby unconditionally and irrevocably guarantees the payment obligations of the Employer under this Agreement, including, without limitation, the Employer's obligations under
Section 6.1 hereof.

                  6.3 WITHHOLDINGS. All compensation and benefits to the Employee hereunder shall be reduced by all government and other withholdings and similar taxes and payments required by applicable law.

                  6.4 WAIVER. The waiver of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of the same or other provision hereof.

                  6.5 ENTIRE AGREEMENT; MODIFICATIONS. Except as otherwise provided herein, this Agreement represents the entire understanding among the parties with respect to the subject matter hereof, and this Agreement supersedes any and all prior understandings, agreements, plans and negotiations, whether written or oral with respect to the subject matter hereof including without limitation, any understandings, agreements or obligations respecting any past or future compensation, bonuses, reimbursements or other payments to the Employee from the Employer. All modifications to the Agreement must be in writing and signed by the party against whom enforcement of such modification is sought.

                  6.6 NOTICES. All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery or first class mail, certified or registered with return receipt requested, and shall be deemed to have been duly given upon hand delivery to an officer of Cybex or the Employer (other than the employee) or the Employee, as the case may be, or upon three (3) days after mailing to the respective persons named below:

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              If to the Employer:    Cybex Computer Products International, Ltd.
                                     Cybex House
                                     Shannon Free Zone
                                     Shannon, County Clare
                                     Ireland
                                     Phone: 353 61 471 877
                                     Fax:   353 61 471 871


              If to Cybex:           Cybex Computer Products Corporation
                                     4991 Corporate Drive
                                     Huntsville, Alabama 35805
                                     Phone: (256) 430-4000
                                     Fax:   (256) 430-4017

              If to the Employee:    Mr. Kieran MacSweeney
                                     "Hazel Hatch"
                                     Clonmacken
                                     Ennis Road
                                     Limerick, Ireland
                                     Phone: 353-61-326280

Any party may change such party's address for notices by notice duly given pursuant to this Section 6.5.

                  6.7 HEADINGS. The Section headings herein are intended for reference and shall not by themselves determine the construction or interpretation of this Agreement.

                  6.8 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Alabama.

                  6.9 ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in Huntsville, Alabama, in accordance with the Rules of the American Arbitration Association, and judgment upon any proper award rendered by the arbitrators may be entered in any court having jurisdiction thereof. There shall be three (3) arbitrators, one (1) to be chosen directly by each party at will, and the third arbitrator to be selected by the two (2) arbitrators so chosen. To the extent permitted by the Rules of the American Arbitration Association, the selected arbitrators may grant equitable relief. Each party shall pay the fees of the arbitrator selected by him and of his own attorneys, and the expenses of his witnesses and all other expenses connected with the presentation of his case. The cost of the arbitration including the cost of the record or transcripts thereof, if any, administrative fees, and all other fees and costs shall be borne equally by the parties.

                  6.10 SEVERABILITY. If a court or other body of competent jurisdiction determines that any provision of this Agreement is excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, and all other provisions of this Agreement shall be deemed valid and enforceable to the extent possible.

                  6.11     SURVIVAL OF EMPLOYER'S OBLIGATIONS. The Employer's
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obligations hereunder shall not be terminated by reason of any liquidation, dissolution, bankruptcy, cessation of business, or similar event relating to the Employer. This Agreement shall not be terminated by any merger or consolidation or other reorganization of the Employer. In the event any such merger, consolidation or reorganization shall be accomplished by transfer of stock or by transfer of assets or otherwise, the provisions of this Agreement shall be binding upon and inure to the benefit of the surviving or resulting corporation or person. This Agreement shall be binding upon and inure to the benefit of the executors, administrators, heirs, successors and assigns of the parties; provided, however, that except as herein expressly provided, this Agreement shall not be assignable either by the Employer (except to an affiliate of the Employer in which event the Employer shall remain liable if the affiliate fails to meet any obligations to make payments or provide benefits or otherwise) or by the Employee.

                  6.12 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one and the same Agreement.

                  6.13 INDEMNIFICATION. In addition to any rights to indemnification to which the Employee is entitled to under the Employer's Amended and Restated Articles of Incorporation and Amended and Restated Bylaws, the Employer shall indemnify the Employee at all times during and after the term of this Agreement to the maximum extent permitted under Sections 10-2B-8.51 and 10-2B-8.56 of the Alabama Business Corporation Act or any successor provision thereof and any other applicable state law, and shall pay the Employee's expenses in defending any civil or criminal action, suit, or proceeding in advance of the final disposition of such action, suit, or proceeding, to the maximum extent permitted under such applicable state laws.

                            (Signature Page Follows)

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the day and year first above written.

                                     CYBEX COMPUTER PRODUCTS INTERNATIONAL, LTD.




                                      By /s/ STEPHEN F. THORNTON
                                         ---------------------------------------
                                         Its:  President



                                     CYBEX COMPUTER PRODUCTS CORPORATION



                                      By      /s/  DOYLE C. WEEKS
                                         ---------------------------------------
                                      Its:  Executive Vice President


                                      EMPLOYEE


                                      /s/ KIERAN MACSWEENEY
                                      ------------------------------------------
                                      Kieran MacSweeney